EXHIBIT 99.1

EXECUTION VERSION

SERVICING AGREEMENT

between

SANTANDER CONSUMER USA INC.,

as Servicer,

and

SANTANDER CONSUMER INTERNATIONAL PUERTO RICO LLC,

as Subservicer

Dated as of July 15, 2016

SCHEDULE I

FORM OF PROGRAM PORTFOLIO SCHEDULE

EXHIBIT A

FORM OF SERVICING FEE SCHEDULE

ANNEX A

DEFINITIONS AND USAGE

This SERVICING AGREEMENT (this “Agreement”) is made as of July 15, 2016 (the “Effective Date”), between SANTANDER CONSUMER USA INC., an Illinois corporation (“SC”), as servicer (in such capacity, the “Servicer”), and SANTANDER CONSUMER INTERNATIONAL PUERTO RICO LLC, a Puerto Rico limited liability company (“SCI”), as subservicer (in such capacity, the “Subservicer”).

1. The Servicer acts, or will act, as servicer of portfolios of assets consisting of, or to consist of, consumer and commercial motor vehicle receivables and leases, including automobile retail installment sales contracts and automobile leases, recreational vehicle and marine receivables and other financial receivables (the “Total Servicing Portfolio”).

2. The Servicer desires to retain SCI to act as subservicer for specified portions of the Total Servicing Portfolio on behalf of the Servicer in accordance with the terms of this Agreement and each applicable Program Portfolio Schedule.

3. The Subservicer is willing to act as subservicer for specified portions of the Total Servicing Portfolio, in accordance with the terms of this Agreement and each applicable Program Portfolio Schedule.

In consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

Section 1.1 Definitions; Rules of Construction. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Annex A to this Agreement (the “Definitions Annex”), which is incorporated herein and made a part hereof by reference. The rules of construction and usage set forth in the Definitions Annex shall apply to this Agreement and are incorporated herein by reference.

ARTICLE II

SERVICER AS CUSTODIAN; ACCESS

Section 2.1 Custody of Contract Files and Access. Unless otherwise specified in the applicable Program Portfolio Schedule, the Servicer shall act as custodian, directly or indirectly, of the Contract Files for each Program Portfolio. The Servicer shall maintain each Contract File at its offices, the offices of a subservicer or facilities of an off-site vendor located in the continental United States as shall from time to time be identified to the Subservicer in writing. Subject only to the Servicer’s security requirements applicable to its own employees having access to similar records held by the Servicer and to requirements of Applicable Law, the Servicer shall permit the Subservicer or any of its duly authorized representatives, attorneys, regulators or auditors to inspect, and to make copies of, the Contract Files described herein and the related accounts, records and computer systems (to the limited extent necessary to access any Contract Files stored electronically and only under the supervision of an employee of the Servicer) maintained by the Servicer pursuant hereto and upon reasonable prior written notice and during normal business hours at the offices of the Servicer. Unless otherwise specified herein, all Contract Files may be stored by the Servicer on electronic media as determined by the Servicer in accordance with the Customary Servicing Practices. The Subservicer shall reimburse the Servicer for all out-of-pocket expenditures incurred by the Servicer in connection with any request(s) by the Subservicer or its designee to inspect the Contract Files as agreed between the Subservicer and the Servicer prior to the performance of such request(s).

Notwithstanding the access rights provided to the Subservicer pursuant to this Section 2.1, the parties hereto agree that the Subservicer shall have no ownership or similar rights in any Contract File or Program Receivable.

ARTICLE III

ADMINISTRATION AND SERVICING OF EACH PROGRAM PORTFOLIO

Section 3.1 Duties of the Subservicer.

(a) As of the Effective Date, subject to the terms of this Agreement, the Servicer hereby acknowledges and agrees that SCI will act as servicer of each Program Portfolio, and SCI hereby agrees to act as servicer of each Program Portfolio, to manage, service, collect, enforce, administer and provide the other services for each Program Portfolio from and after the Effective Date, in each case, as required by, or described in, this Agreement and the applicable Program Portfolio Schedule and that is consistent and in accordance with the terms of this Agreement, the Customary Servicing Practices, the service level agreements negotiated from time to time by the parties hereto (the “SLAs”) and Applicable Law (collectively, the “Services”). The Subservicer shall perform the Services, and agrees to act hereunder, in accordance with the standard of care with respect to each Program Portfolio set forth in the related Program Portfolio Schedule and that is consistent with its Customary Servicing Practices and the SLAs. The Subservicer’s duties shall include those additional or alternate duties with respect to each Program Portfolio as reflected in the related Program Portfolio Schedule (the “Program Portfolio Services”).

(b) The Subservicer may modify or amend its Customary Servicing Practices and the SLAs with respect to a Program Portfolio from time to time in its sole discretion and in compliance with Applicable Law; provided, however, that the Subservicer may not modify or amend its Customary Servicing Practices if such modification or amendment would be contrary to the terms of a Program Portfolio Schedule without the prior written consent of the Servicer; provided, further, that the Subservicer may not modify or amend its Customary Servicing Practices if such modification or amendment would have a material and adverse effect on the interests of the Servicer or the owner or pledgee of any Program Receivable without the prior written consent of the Servicer. The Subservicer shall provide written notice to the Servicer of any proposed modification or amendment to any of the Customary Servicing Practices not less than five (5) Business Days prior to the effectiveness of any such modification or amendment.

(c) Unless required by Applicable Law or a Program Receivable Transaction Document, neither the Servicer nor the Subservicer shall disclose in any oral or written communication with any Obligor hereunder (including any correspondence) that the Services (including the collection Services) are being administered or performed by the Subservicer on behalf of the Servicer; provided, that prior to any disclosure pursuant to Applicable Law, the party determining that Applicable Law requires such disclosure to such Obligor shall inform the other party hereto of such determination and such other party shall have the option to require the party determining that Applicable Law or such Program Receivable Transaction Document requires disclosure to provide an Opinion of Counsel to such effect. Notwithstanding the foregoing or Section 8.1(a) of this Agreement, the parties hereto acknowledge and agree that the role of SCI as Subservicer is expected to be disclosed in connection with any asset-backed securities transaction involving Program Receivables, and SCI covenants and agrees to cooperate with respect to any disclosure and reporting requirements required in connection with any asset-backed securities transaction involving Program Receivables.

Section 3.2 Collection of Program Receivable Payments.

(a) The Subservicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Program Receivables within each Program Portfolio as and when the same become due and in accordance with Customary Servicing Practices and the SLAs. The Subservicer is hereby authorized to grant extensions, rebates or adjustments with respect to the Program Receivables in a Program Portfolio in accordance with the terms set forth in the applicable Program Portfolio Schedule and applicable Program Receivable Transaction Document.

(b) The Subservicer is authorized in accordance with Customary Servicing Practices and the SLAs to waive any late payment charge or any fee that may be collected in the ordinary course of servicing a receivable with respect to the Program Receivables in a Program Portfolio in accordance with the terms set forth in the applicable Program Portfolio Schedule and applicable Program Receivable Transaction Document. The Subservicer may not sell any receivable’s deficiency balance.

Section 3.3 Specifics of Default Servicing; Insurance Policies.

(a) Upon the occurrence of a Servicing Trigger with respect to a Program Receivable all servicing activities related to such Program Receivable immediately shall be transferred to the Servicer and the Subservicer shall have no further duties with respect to such Program Receivable; provided, that if the event which caused such Servicing Trigger with respect to a Program Receivable is subsequently cured or no longer exists, all servicing actions with respect to such Program Receivable immediately shall be transferred to the Subservicer.

(b) To the extent applicable, the Subservicer shall not take any action that it knows, or should reasonably be expected to know, would result in non-coverage under a insurance policy for any Program Receivable with respect to any liability which, but for the actions of the Subservicer, would have been covered thereunder. Any amounts collected by the Subservicer under any physical damage insurance policy shall be deposited in the Servicer Account pursuant to Section 4.1. The Subservicer shall not force place any insurance coverage.

Section 3.4 Maintenance of Security Interests in Underlying Collateral. Except as otherwise noted in a Program Portfolio Schedule, the Subservicer will not be responsible for maintaining perfection of the security interest created by each receivable in the related underlying collateral.

Section 3.5 Inquiries. The Subservicer shall advise the Servicer promptly of any inquiry or request received by the Subservicer from an Obligor or dealer with respect to the taking of any action for which the Subservicer does not have the authority to act hereunder or under the related Program Portfolio Schedule or that requires the consent of, or direction by, the Servicer. The Subservicer shall not respond to such inquiry or request without specific written instructions from the Servicer, which instruction provided by the Servicer shall comply in all material respects with Applicable Law (each, a “Servicer Direction”).

Section 3.6 Covenant of the Subservicer. The Subservicer covenants that from and after the Effective Date the Subservicer will not release any collateral securing any receivable from the security interest granted by such receivable in whole or in part.

Section 3.7 Delegation by the Subservicer. Except as otherwise provided in a Program Portfolio Schedule, the Subservicer may, at any time with notice to the Servicer but without consent of the Servicer, delegate (a) any or all of its duties under this Agreement or any Program Portfolio Schedule to any of its Affiliates or (b) specific duties to sub-contractors who are in the business of performing such duties; provided, that no such delegation shall relieve the Subservicer of its responsibility with respect to such duties and the Subservicer shall remain obligated and liable to the Servicer for its duties hereunder as if the Subservicer alone were performing such duties. For any servicing activities delegated to third parties in accordance with this Section 3.8, the Subservicer shall follow such policies and procedures to monitor the performance of such third parties and compliance with such servicing activities as the Subservicer follows with respect to comparable receivables serviced by the Subservicer directly for itself and others.

Section 3.8 Records Retention. The Subservicer shall maintain and implement administrative and operating procedures, and keep and maintain, all documents, books, computer tapes, disks, accurate records and other information reasonably necessary or advisable for the collection of all Program Receivables, including records adequate to permit (a) the identification of all Program Collections of and adjustments to each Program Receivable, (b) a determination of the status of each Program Receivable, including payments and recoveries made and payments owing (and the nature of each), and (c) reconciliation between payments or recoveries on (or with respect to) each Program Receivable and the amounts from time to time deposited in the Servicer Account or otherwise remitted to the Servicer. Except as otherwise provided in a Program Portfolio Schedule, the Subservicer agrees to keep and retain such records relating to the Program Receivables obligations hereunder in accordance with its Customary Servicing Practices.

Section 3.9 Annual and Monthly Reporting; Cooperation.

(a) At the request of the Servicer, on or before March 15 of each calendar year (or, with respect to a Program Portfolio, any alternate date specified in the related Program Portfolio Schedule), commencing on March 15, 2017, the Subservicer shall deliver to the Servicer a statement of compliance, dated December 31 of the immediately preceding year, executed by an authorized representative of the Subservicer, to the effect that:

(i) a review of the Subservicer’s activities during the calendar year (or, for the initial period, from the Effective Date to December 31, 2016) and of its performance under this Agreement (including the Program Portfolio Schedules) has been made under such representative’s supervision; and

(ii) to the best of such representative’s knowledge, based on such review, the Subservicer has fulfilled all of its obligations under this Agreement (including the Program Portfolio Schedules) in all material respects throughout the calendar year (or such initial period) or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such representative and the nature and status thereof.

(b) At the request of the Servicer, with respect to the Regulation AB Receivables only, on or before March 15 of each calendar year (or, with respect to a Program Portfolio, any alternate date specified in the related Program Portfolio Schedule), beginning on March 15, 2017, the Subservicer shall deliver to the Servicer, a report (or reports, if applicable) regarding the Subservicer’s assessment of compliance with the servicing criteria as applicable to the Subservicer during the immediately preceding calendar year, including disclosure of any material instance of non-compliance identified by the Subservicer, as required under paragraph (b) of Rule 13a-18, or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(c) At the request of the Servicer, with respect to the Regulation AB Receivables only, on or before March 15 of each calendar year (or, with respect to a Program Portfolio, any alternate date specified in the related Program Portfolio Schedule), beginning on March 15, 2017, the Subservicer shall cause a registered public accounting firm, which may also render other services to the Subservicer or its Affiliates, to furnish to the Servicer, an attestation report (or attestation reports, as applicable) on assessment of compliance with the servicing criteria with respect to the Subservicer during the related fiscal year delivered by such accountants pursuant to paragraph (c) of Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. The certification required by this paragraph may be replaced by any similar certification using other procedures or attestation standards which are now or in the future in use by servicers of comparable assets, or which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Commission.

(d) The Subservicer shall (i) on or before the fifth Business Day of each month, notify the Servicer, in writing, of any Form 10-D Disclosure Item with respect to the Subservicer, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably satisfactory to the Servicer; provided, however, that the Subservicer shall not be required to provide such information in the event that there has been no change to the information previously provided and (ii) as promptly as practicable following notice of or actual knowledge of the Subservicer of any changes to such information, provide to the Servicer, in writing, such updated information.

(e) The Subservicer shall cooperate in all respects with all audits of the Servicer as well as any scheduled rating agency, investor, owner or lender due diligence visits. The Subservicer shall cooperate fully with the Servicer and the owner of any Program Receivable to deliver any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Servicer or such owner to permit the Servicer, such owner and/or their respective affiliates to comply with the disclosure or other provisions of Regulation AB and its reporting obligations under the Exchange Act, together with such disclosures relating to the Subservicer and the Program Receivables, or the servicing of the Program Receivables, reasonably believed by the Servicer or the owner of any Program Receivable to be necessary or useful in order to effect such compliance. Without limiting the foregoing, the Subservicer shall cooperate fully with the Servicer and the sponsor of any asset-backed securities transaction involving Program Receivables to provide information in the possession of the Subservicer relating to the Program Receivables to be securitized and information regarding the Subservicer (including, without limitation, information of the type contemplated by Item 1108 of Regulation AB).

ARTICLE IV

DISTRIBUTIONS; STATEMENTS

Section 4.1 Deposits of Collections. (a) The Servicer has established, and shall maintain, one or more deposit accounts in the name of the Servicer (such account, together with any replacement account, the “Servicer Account”), as described in a written notice from the Servicer to the Subservicer from time to time. The Subservicer shall have no right to receive or commingle Program Collections and shall direct Obligors to deposit all Program Collections (including the Ancillary Fees) directly into the Servicer Account. The Subservicer shall have no right to any monies on deposit in the Servicer Account, and shall have no right to retain or receive any Ancillary Fees.

(b) In the event the Subservicer deposits any funds into the Servicer Account that were not required to be deposited therein or were deposited therein in error, the Subservicer shall give prompt written notice to the Servicer thereof, which notice shall include reasonable detail regarding such funds deposited in error and requesting the return of such deposited amount. The Servicer shall return any such amounts to the Subservicer within five (5) Business Days after receipt of such notice.

Section 4.2 Payment of Servicing Fee and Expenses.

(a) Servicing Fee. As compensation for the services it performs hereunder and its other undertakings hereunder, the Subservicer shall receive the Servicing Fee. The Servicer shall pay (or cause to be paid) to the Subservicer the Servicing Fee on or prior to the third Business Day of each month in accordance with the applicable Monthly Invoice. The Subservicer shall not be permitted to net the Servicing Fee from any funds required to be deposited into the Servicer Account pursuant to Section 4.1(b).

(b) Servicing Fee Rates. The servicing rates used to calculate the Servicing Fee shall be set forth on a Servicing Fee Schedule. At the request of either the Servicer or the Subservicer,

but no more frequently than twice in a 12 month period, the Servicer or the Subservicer may request a new Servicing Fee Schedule in order to reflect servicing fee rates consistent with the composition of the Program Receivables and market rates for servicing similar financial assets. For the avoidance of doubt, each new Servicing Fee Schedule will supersede and replace any and all previously executed and delivered Servicing Fee Schedule(s). If the Servicer and the Subservicer are unable to agree on a new Servicing Fee Schedule within 30 days of the initiation of a request for a new Servicing Fee Schedule, either party may deliver written notice to the other party of its intention to consult a third-party (such as an accounting or consulting firm) (each, a “Fee Advisor”) to provide data on the appropriate market rate at the time of such dispute. For the avoidance of doubt, either party may consult one Fee Advisor regardless of whether another Fee Advisor has already been consulted by the other party. If the Servicer and the Subservicer are unable to agree on a new Servicing Fee Schedule within 30 days after any Fee Advisor has provided its analysis, this Agreement shall terminate in accordance with Section 7.4.

(c) Costs and Expenses. Except as otherwise provided in this Agreement, the Servicer and the Subservicer shall each pay their own expenses in connection with their respective obligations under this Agreement.

(d) Reimbursables. If the Subservicer advances any Reimbursables during any Collection Period with respect to any Program Receivable, then the Servicer shall reimburse the Subservicer in accordance with the applicable Monthly Invoice.

Section 4.3 Statements to Servicer.

(a) The Subservicer shall deliver to the Servicer a servicer report in the form, and setting forth the information with respect to each Program Portfolio, as specified in the applicable Program Portfolio Schedule (each, a “Servicer Report”) or, if not so specified, as mutually agreed to by the parties from time to time. Each Servicer Report shall be delivered on the date specified in the relevant Program Portfolio Schedule for the applicable Program Portfolio.

(b) The Subservicer shall deliver to the Servicer a monthly invoice (each, a “Monthly Invoice”) two Business Days prior to the third Business Day of each month setting forth the Servicing Fee and Reimbursables, if any, for the related Collection Period.

ARTICLE V

REPRESENTATIONS OF THE SERVICER AND THE SUBSERVICER

Section 5.1 Representations of the Subservicer. The Subservicer makes all of the following representations as of the Effective Date and as of the date of each Program Portfolio Schedule:

(a) Organization; Good Standing. The Subservicer is a Puerto Rico limited liability company validly existing and in good standing under the laws of its jurisdiction of organization and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, to deliver and to perform its obligations under this Agreement and each Program Portfolio Schedule to which it is a party. The Subservicer has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Subservicer to perform its obligations under this Agreement or any Program Portfolio Schedule or affect the enforceability or collectability of any Program Receivable.

(b) Binding Obligation. This Agreement and each Program Portfolio Schedule constitutes the legal, valid and binding obligation of the Subservicer enforceable against the Subservicer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally and, if applicable, the rights of creditors of corporations from time to time in effect or by general principles of equity.

(c) Authorization and No Contravention. The execution, delivery and performance by the Subservicer of this Agreement and each Program Portfolio Schedule to which it is a party have been duly authorized by all necessary action on the part of the Subservicer and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any material indenture or material agreement or instrument to which the Subservicer is a party or by which its properties are bound, in each case, other than violations of such laws, rules, regulations, organizational documents, indentures, agreements or instruments which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Subservicer’s ability to perform its obligations under, this Agreement and each Program Portfolio Schedule.

(d) No Proceedings. There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Subservicer, threatened against the Subservicer before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any Program Portfolio Schedule, (ii) seek to prevent the consummation of any of the transactions contemplated by this Agreement or any Program Portfolio Schedule or (iii) seek any determination or ruling that would materially and adversely affect the performance by the Subservicer of its obligations under this Agreement or any Program Portfolio Schedule.

(e) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Subservicer of this Agreement or any Program Portfolio Schedule other than (i) approvals and authorizations that have previously been obtained and filings that have previously been made or approvals, authorizations or filings that will be made on a timely basis and (ii) approval, authorizations or filings that, if not obtained or made, would not have a material adverse effect on the enforceability or collectability of the Program Receivables or would not materially and adversely affect the ability of the Subservicer to perform its obligations under the Transaction Documents.

Section 5.2 Representations of the Servicer. The Servicer makes all of the following representations as of the Effective Date and as of the date of each Program Portfolio Schedule:

(a) Organization and Good Standing. The Servicer is a Illinois corporation validly existing and in good standing under the laws of its state of organization and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, to deliver and to perform its obligations under this Agreement and each Program Portfolio Schedule to which it is a party. The Servicer has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Servicer to perform its obligations under this Agreement or any Program Portfolio Schedule or affect the enforceability or collectability of any Program Receivable.

(b) Authorization and No Contravention. The execution, delivery and performance by the Servicer of this Agreement and each Program Portfolio Schedule to which it is a party have been duly authorized by all necessary corporate action on the part of the Servicer and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any material indenture or material agreement or instrument to which the Servicer is a party or by which its properties are bound (other than violations of such laws, rules, regulations, organizational documents, indentures, agreements or instruments which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Servicer’s ability to perform its obligations under, this Agreement and each Program Portfolio Schedule).

(c) Binding Obligation. This Agreement and each Program Portfolio Schedule to which the Servicer is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of corporations from time to time in effect or by general principles of equity.

(d) No Proceedings. There are no proceedings pending or, to the Servicer’s knowledge, investigations pending or threatened by or before any Governmental Authority having jurisdiction over the Servicer or its properties: (A) asserting the invalidity of this Agreement or any Program Portfolio Schedule, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Program Portfolio Schedule or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any Program Portfolio Schedule.

(e) No Consents. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Servicer of this Agreement or any Program Portfolio Schedule other than (i) approvals and authorizations that have previously been obtained and filings that have previously been made and (ii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectability of the Program Receivables or would not materially and adversely affect the ability of the Servicer to perform its obligations under this Agreement or any Program Portfolio Schedule.

ARTICLE VI

ADDITIONAL COVENANTS OF THE SERVICER AND THE SUBSERVICER

Section 6.1 Indemnification.

(a) The Subservicer shall defend, indemnify and hold harmless each Subservicer Indemnified Party from and against (without duplication) any and all Claims arising out of, related to or resulting from (directly or indirectly): (i) any breach by the Subservicer of any of its representations and warranties, undertakings, covenants or obligations contained in this Agreement or any Program Portfolio Schedule, (ii) the defense of any action or proceeding arising out of, or related to or resulting from (directly or indirectly) any action or inaction of the Subservicer in connection with, this Agreement or any Program Portfolio Schedule, (iii) the failure of the Servicer to comply with Applicable Law or (iv) the gross negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or any Program Portfolio Schedule or by reason of reckless disregard of its obligations and duties under, or in connection with, this Agreement or any Program Portfolio Schedule; provided, however, that, notwithstanding anything in this Agreement to the contrary, it is understood and agreed that the Subservicer shall not have any obligation to defend, indemnify or hold any Subservicer Indemnified Party harmless from any Claim to the extent caused by (i) the gross negligence, willful misfeasance or bad faith of the Servicer in connection with this Agreement or the Program Receivables or (ii) the Subservicer duly following any Servicer Direction or instruction from the Servicer. These indemnity obligations will be in addition to any obligation that the Subservicer, or any remedy or right the Servicer, may otherwise have.

(b) The Servicer shall defend, indemnify, and hold harmless each Servicer Indemnified Party from and against (without duplication) any and all Claims arising out of, related to or resulting from (directly or indirectly): (i) any breach by the Servicer of any of its representations and warranties, undertakings, covenants or obligations contained in this Agreement or any Program Portfolio Schedule, (ii) the defense of any action or proceeding arising out of, or related to or resulting from (directly or indirectly) any action or inaction of the Servicer in connection with this Agreement or any Program Portfolio Schedule, (iii) the failure of the Servicer to comply with Applicable Law or, (iv) the gross negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or any Program Portfolio Schedule or by reason of reckless disregard of its obligations and duties under, or in connection with, this Agreement or any Program Portfolio Schedule; provided, however, that, notwithstanding anything in this Agreement to the contrary, it is understood and agreed that the Servicer shall not have any obligation to defend, indemnify or hold any Servicer Indemnified Party harmless from any Claim to the extent caused by the gross negligence, willful misfeasance or bad faith of the Subservicer in the performance of it duties under this Agreement or any Program Portfolio Schedule or by reason of reckless disregard of its respective obligations and duties under, or in connection with, this Agreement or any Program Portfolio Schedule. These indemnity obligations will be in addition to any obligation that the Servicer, or any remedy or right the Subservicer, may otherwise have.

Section 6.2 Procedure for Indemnification.

(a) If any Indemnified Party becomes aware that any amounts are or will be owed to it pursuant to Section 6.1, then it shall promptly notify the Indemnifying Party thereof and, promptly thereafter, it shall submit to the Indemnifying Party a certificate indicating the amounts owing to it and the calculation thereof; provided, however, that the Indemnified Party shall notify the Indemnifying Party in writing as soon as reasonably practicable following receipt of any written assertion by a Person who is not a party to this Agreement (or an Affiliate or an officer, director or employee of any of the foregoing) of any claim or of the commencement by any such Person of any action or proceeding (each, a “Third-Party Claim”) with respect to which the Indemnifying Party may be obligated to provide indemnification hereunder. Such written notice shall describe the Third-Party Claim in reasonable detail. Failure to deliver such notices shall not impact the Indemnified Parties’ right to indemnity hereunder or the amount thereof, except to the extent the Indemnifying Party’s rights are actually materially prejudiced by such delay.

(b) The Indemnifying Party may elect to compromise or defend, at the Indemnifying Party’s own expense and by the Indemnifying Party’s own counsel, any Third-Party Claim. If the Indemnifying Party elects to defend a Third-Party Claim it shall, within fifteen (15) days of receipt of the notice referred to above (or sooner, if the nature of such Third-Party Claim so requires), notify the Indemnified Party of its intent to do so, and the Indemnified Party shall reasonably cooperate in the compromise of or defense against such Third-Party Claim. The Indemnifying Party shall pay the Indemnified Party’s fees and expenses reasonably incurred in connection with such cooperation. If the Indemnifying Party elects not to defend against a Third-Party Claim, or fails to notify the Indemnified Party of its election as provided in this Section, the Indemnified Party may, at the Indemnifying Party’s cost and expense, defend such Third-Party Claim reasonably and in good faith on behalf of and for the account and risk of the Indemnifying Party but only to the extent that the Indemnified Party is entitled to receive indemnification from the Indemnifying Party hereunder. Notwithstanding anything herein to the contrary, no Party shall consent to entry of any judgment nor enter into or consent to any settlement or compromise with respect to any part of a Third-Party Claim without the written consent of the other Party and consent shall not be unreasonably withheld, unless such judgment, settlement or compromise (i) provides solely for money damage or other payments which the Indemnifying Party agrees to pay and (ii) includes an unconditional release by the claimant or plaintiff of the Indemnified Party from all liability relating to such Third-Party Claim. This Section 6.2 shall survive the termination of this Agreement.

Section 6.3 Merger or Consolidation of, or Assumption of the Obligations of the Subservicer. Any entity into which the Subservicer may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole or any entity resulting from any merger, sale, transfer, conversion or consolidation to which the Subservicer shall be a party, or any entity succeeding to the business of the Subservicer and which executes an agreement of assumption to perform every obligation of the Subservicer under this Agreement, shall be the successor to the Subservicer under this Agreement and each Program Portfolio Schedule, in each case, without the execution or filing of any paper or any further act on the part of any of the Parties hereto, anything herein to the contrary notwithstanding.

Section 6.4 Program Portfolios. (a) The Servicer shall have no obligation to retain the Subservicer to service the entire Total Servicing Portfolio and may from time to time engage other subservicers to service portions of the Total Servicing Portfolio.

(b) The Subservicer shall have no obligation to act as Subservicer for any Program Portfolio and shall only be obligated to service those Program Portfolios for which it has entered into a Program Portfolio Schedule with respect thereto. Additionally, nothing herein shall be construed so as to restrict the Subservicer from performing the same or similar services or entering into the same or similar servicing agreements with any other company or organization with respect to assets other than the Program Receivables.

Section 6.5 Subservicer Covenant. The Subservicer covenants that it shall not (i) deliver a privacy or other statement to any Obligor pursuant to the Gramm-Leach-Bliley Act or any other similar Applicable Law, without the written approval of the Servicer. In the event the Servicer does not deliver such a statement to any obligor as required and the Subservicer delivers such a statement, Servicer agrees that it will pay the reasonable costs of the statements and delivery costs, or (ii) otherwise contact or solicit any Obligor throughout the life of the related Program Receivable other than as expressly permitted by this Agreement.

ARTICLE VII

SERVICER TERMINATION

Section 7.1 Subservicer Termination.

(a) SCI’s rights and obligations as Subservicer under this Agreement and each Program Portfolio Schedule may be terminated with 90 days’ notice at the Servicer’s sole discretion, for any reason, with or without cause.

(b) SCI may resign as Subservicer under this Agreement and each Program Portfolio Schedule upon 90 days’ prior written notice to the Servicer.

(c) SCI’s rights and obligations as Subservicer under this Agreement and each Program Portfolio Schedule shall terminate immediately and without notice upon the initiation of a proceeding by or against SCI seeking liquidation, winding up, reorganization or protection under any law relating to bankruptcy, insolvency or relief of debtors (and which, if involuntary, remains unstayed for a period of 10 days).

(d) To the extent SC is terminated or resigns as Servicer of a Program Portfolio, SCI shall automatically be terminated as Subservicer of such Program Portfolio without any further action.

Section 7.2 Consequence of a Subservicer Termination or Resignation. If SCI is terminated or resigns as Subservicer pursuant to Section 7.1, the Servicer shall appoint a successor servicer (which, for the avoidance of doubt, may be the Servicer or one of its Affiliates). Upon the Subservicer’s receipt of notice of termination, the Subservicer shall continue to perform its functions as Subservicer under this Agreement only until the date specified in such termination notice or, if no such date is specified in such termination notice, until a successor servicer shall have been appointed (the “Termination Period”). The Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Subservicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the receivables and related documents, or otherwise. All Servicing Fees shall remain in full force and effect during the Termination Period. This Agreement and each Program Portfolio Schedule shall terminate at 11:59 pm Central time on the last day of the Termination Period.

Section 7.3 Agreement to Cooperate Upon Termination or Resignation of the Subservicer. Upon termination or resignation of SCI as Subservicer hereunder or termination of this Agreement, the Subservicer agrees that it will cooperate with and assist any new subservicer (including providing access to, and transferring, all records and allowing the new subservicer to use (to the extent legally and contractually permissible) all licenses, hardware or software necessary or desirable to collect the Program Receivables).

Section 7.4 Termination.

(a) This Agreement shall terminate upon the earliest of (i) when all Program Receivables are paid in full, settled in full or written off in accordance with the Customary Servicing Practices and other funds are disbursed in accordance herewith (ii) termination or resignation of the Subservicer in accordance with Section 7.1 or (iii) failure of the Servicer and Subservicer to agree upon a new Servicing Fee Schedule in accordance with Section 4.2(b), after the expiration of the applicable cure periods set forth therein.

(b) Notwithstanding anything in this Section 7.4 or otherwise in this Agreement to the contrary, the rights and remedies of the Subservicer and any other Servicer Indemnified Party and the Servicer and any other Subservicer Indemnified Party with respect to (i) any representation and warranty made or deemed to be made by the Subservicer or the Servicer pursuant to Sections 5.1 or 5.2, respectively, of this Agreement, (ii) the indemnification and payment provisions of Sections 6.1, 6.2, (iii) Article VIII, (iv) Article IX, (v) the agreements set forth in Section 7.3 and (vi) any other provisions of this Agreement that survive termination of this Agreement by their terms shall be continuing and shall survive any termination of this Agreement.

(c) Neither the exercise by the Servicer or the Subservicer of its respective right to terminate this Agreement, nor the failure to exercise or delay in exercising the right thereof, will preclude any rights, remedies, powers and privileges available to the Servicer or the Subservicer, as applicable, under Applicable Law.

ARTICLE VIII

CONFIDENTIALITY

Section 8.1 Non-Disclosure.

(a) Confidential Information. The Servicer and the Subservicer shall each comply in all respects with all applicable provisions of the Gramm-Leach-Bliley Act, its implementing regulations and any amendments thereto and any other similar Applicable Law. Each of the Parties, as Recipient, hereby agrees that it will not, and will cause its Representatives not to disclose Confidential Information of the other Party or its Affiliates other than in accordance with Applicable Law and then only to the following Persons or in the following circumstances: (i) the Representatives of the Recipient as required in order for the Recipient to perform its obligations or exercise its rights under this Agreement or receive advice with respect thereto; (ii) by the Servicer or the Subservicer to any Governmental Authority or other agent or instrumentality thereof with regulatory authority over the Servicer or the Subservicer, as applicable; (iii) with respect to the Servicer or the Subservicer, in connection with the enforcement of its rights or remedies hereunder or any Program Portfolio Schedule; (iv) pursuant to the exceptions set forth in 15 U.S.C. 6802(e) and accompanying regulations, which disclosures are made in the ordinary course of business; or (v) as required by Applicable Law or as otherwise expressly permitted by this Agreement or any Program Portfolio Schedule. The Recipient shall treat the Confidential Information of the Disclosing Party with no less care than it employs for its own Confidential Information of a similar nature that it does not wish to disclose, publish or disseminate, but in no event with less than a reasonable level of care. The Recipient shall ensure the observance and proper performance by all of its Representatives of all of the terms and conditions of this Article VII. The Recipient shall be fully liable and responsible for the disclosure or use of any Confidential Information of the Disclosing Party by any of the Recipient’s Representatives to the extent they received such information from the Recipient. Confidential Information may also be used by the Recipient and the Recipient’s Representatives for the purposes of the Recipient performing its obligations under or in connection with, the this Agreement, and Program Portfolio Schedule or the Program Receivables and as otherwise provided in or contemplated by this Agreement or any Program Portfolio Schedule, and (i) for or in connection with the administration, management, evaluation, analysis, servicing and reporting of, or with respect to, such assets or the transactions contemplated by this Agreement or any Program Portfolio Schedule or to better carry out the purposes or terms of such transactions, (ii) other routine or required reporting or (iii) to comply with Applicable Law or requests of Governmental Authorities, in each case in accordance with the provisions of this Article VII, and for no other purpose.

(b) Ownership of Servicer Data; Use of Servicer Data. Notwithstanding anything to the contrary contained in this Agreement or any other agreement between the Parties, the Subservicer acknowledges and agrees that the Servicer Data and the Obligor Data is not owned by the Subservicer and that the Subservicer, in its role as such, shall have the ability to use any Servicer Data and Obligor Data for any lawful purpose in connection with the furtherance of its duties hereunder or any Program Portfolio Schedule that is not inconsistent with the Servicer’s privacy policy or its Customary Servicing Practices or the terms and conditions of this Agreement or any Program Portfolio Schedule.

Section 8.2 Servicer Intellectual Property. It is understood that the Servicer may require that certain of Servicer’s Intellectual Property be utilized by the Subservicer in the performance of this Agreement. Subservicer shall and shall require its vendors, agents or subcontractors performing all or part of the Services described in this Agreement to use such Servicer Intellectual Property (solely as needed to perform the Services), and will be liable to Servicer for any and all actions or omissions of such vendors, agents or subcontractors in the use of Servicer’s Intellectual Property. Except as specifically provided in this Agreement or any

Program Portfolio Schedule, the Subservicer shall have no rights in any of the Intellectual Property of the Servicer (whether owned, licensed or otherwise possessed) which, in any case, shall be and at all times remain the sole and exclusive property of the Servicer.

Section 8.3 Survival. The provisions of this Article VIII shall survive the term or termination of this Agreement for any reason.

ARTICLE IX

SYSTEMS

Section 9.1 Designated Servicer Systems. If requested by the Servicer and when permitted access by the Servicer in its sole discretion, the Subservicer and its vendors, agents or subcontractors will utilize certain designated customer records/systems owned, licensed to or approved for use by the Servicer (“Designated Servicer Systems”) solely for the purpose of providing the Services under this Agreement. The Subservicer will be liable to the Servicer for any and all actions or omissions of such vendors, agents or subcontractors in the use of the Designated Servicer Systems. The Subservicer shall be responsible for any and all costs resulting from its use of the Designated Servicer Systems in the performance of the Services under this Agreement.

Section 9.2 Telecommunications. Except as otherwise provided herein, the Subservicer shall use equipment that conforms to the Servicer’s general technology specifications with all hardware, software, connectivity (including voice and data) and systems necessary to perform the Services. The Subservicer shall provide the Servicer a complete 24 hours/7 days-per-week contact list at the Subservicer’s premises for notifying and escalating any telecommunications outage or latency problem. Any requests by the Subservicer to change connectivity must be provided to the Servicer in writing for approval a minimum of 120 days prior to the requested date of change. The Servicer may, at its sole discretion, decline the change request or require additional changes to the request. Any change to connectivity shall be planned and completed by the Subservicer with no downtime to the Servicer. All telephone numbers used by the Subservicer in providing the Services will be owned, managed, maintained and controlled exclusively by the Servicer, and will interface with the Subservicer’s customer service systems. The Subservicer agrees not to change or use for other purposes any such telephone numbers without the prior written consent of the Servicer. The Subservicer further agrees to provide access to its premises for purposes of allowing the Servicer to install, operate and maintain communications equipment and systems at its premises, and to provide a secure and properly ventilated and climate controlled location for such communications equipment and systems in accordance with the Servicer’s specifications. Any telecommunications change request made by the Servicer shall be processed by the Subservicer within reasonable timeframes defined by the Servicer. The Subservicer shall notify the Servicer (a) at least 7 days in advance of any scheduled maintenance with a plan and such maintenance shall be subject to the reasonable approval of the Servicer and (b) immediately, in the case of emergency maintenance. In the event of emergency maintenance, the Subservicer agrees to provide the Servicer with a report detailing (a) the cause of the problem, (b) the corrective steps were taken, and (c) the resolution provided by the emergency maintenance.

Section 9.3 Technology Service Problems. In the event of technology service problems, the Subservicer agrees to address such problems with the appropriate team, and notify the Servicer immediately. Additionally, the Subservicer will rank technology service problems by severity and will report them to the Servicer.

Section 9.4 Disaster Recovery. The Subservicer shall implement and maintain a disaster backup plan as described in this Section 9.3 (the “Disaster Recovery Plan”). The Disaster Recovery Plan will provide disaster backup services that will permit the Services required under this Agreement to be run at a third-party operated disaster backup item processing center (the “Disaster Recovery Site”) during periods when such Services cannot be provided through normal operations.

(a) The Subservicer shall be responsible for payment of all costs and expenses associated with establishing, maintaining, testing and invoking its Disaster Recovery Plan and supporting infrastructure and services.

(b) The Servicer shall be responsible for its internal costs relating to establishing and executing its responsibilities under the Disaster Recovery Plan.

(c) Each of the Servicer and Subservicer shall be responsible for the training of its own personnel as required in connection with the applicable disaster recovery planning activities, and shall not be responsible for the training of the other party’s personnel.

(d) During the term of this Agreement, the Subservicer shall, at its own expense, amend, modify or supplement the Disaster Recovery Plan and supporting infrastructure and the Services, as necessary to satisfy any law, rule or regulation applicable to the Subservicer, the performance of the Services or applicable to financial institutions receiving services from the Subservicer and to maintain a reasonable disaster recovery capability consistent with prudent industry practices. The Subservicer agrees to use its good faith efforts to amend, modify or supplement the Disaster Recovery Plan to, at the Servicer’s expense, accommodate any additional capabilities that are not required by law, rule or regulation and that are requested by the Servicer in writing, using reasonable diligence to complete such requested changes; provided that if the Subservicer determines that any requested change is not commercially reasonable or would have a material adverse impact on its operations or its ability to perform the Services hereunder, the Subservicer will notify the Servicer and recommend an alternative change.

(e) If the Disaster Recovery Plan does not operate properly and as required when needed, the Subservicer shall correct any deficiencies immediately and, notwithstanding any other provision of this Agreement, shall indemnify the Servicer for any losses arising from such failure to operate properly when required.

(f) The Servicer understands and agrees that the Disaster Recovery Plan is designed to minimize, but not eliminate, risks associated with a disaster affecting the data center supplying the Services under this Agreement. The Subservicer does not warrant that such Services will be uninterrupted or error free in the event of a disaster. The Subservicer guarantees that in case of a disaster that affects the Subservicer or any data center and/or the Disaster Recovery site, the Subservicer shall be operable and able to provide the Services required under this Agreement within 24 hours from the occurrence of such disaster.

(g) The Subservicer will be responsible for conducting an annual test (the “Annual Disaster Recovery Test”) of the Disaster Recovery Plan at the Subservicer’s expense. The purpose of the Annual Disaster Recovery Test will be to ensure that the Services will remain operational and available to the Servicer through disaster recovery scenarios and will function appropriately if required as provided in this Section. The Servicer will be given not less than sixty (60) days’ prior written or oral notice of the date, time and location of the Annual Disaster Recovery Test and will be permitted to participate therein at the Servicer’s expense. If the Annual Disaster Recovery Test is not successful, the Subservicer shall correct any deficiencies and shall run additional tests until it obtains successful results. The Subservicer will provide the Servicer with the results of the Annual Disaster Recovery Test not later than ninety (90) days after such test is conducted.

(h) If the Servicer wishes to conduct any additional test of the Disaster Recovery Plan at the Servicer’s convenience, the Servicer shall be responsible to pay all fees and charges actually incurred by the Subservicer in connection with such test.

(i) The Servicer maintains responsibility for adopting a disaster recovery plan relating to disasters affecting the Servicer’s facilities. The Subservicer shall not be responsible for the Servicer’s internal disaster recovery plan related to its own operations or systems. If the Servicer wishes to conduct a test of its internal disaster recovery plan and the Servicer needs the Subservicer to participate, the Servicer shall pay any expenses actually incurred by the Subservicer in connection with such test.

(j) In the event of a disaster, the Subservicer shall use its best efforts to migrate the Servicer’s services to another site or to restore operations of those services within twenty-four (24) hours. Under no circumstances, including a force majeure event, shall the Subservicer be excused from implementing the Disaster Recovery Plan in the event of a disaster.

Section 9.5 Information Security. The Subservicer shall at all times implement and maintain commercially reasonable technical, physical and organizational security measures as are appropriate in the circumstances to protect the Servicer data against unauthorized or unlawful processing, disclosure, use, accidental loss, destruction or damage, to meet the Servicer’s requirements. Such measures shall include, by way of example and not limitation, firewalls, intrusion detection systems, locking file cabinets, and other appropriate physical and electronic security mechanisms, including current revisions of all software releases and all software patches. The Subservicer shall communicate current revision, release and patch levels monthly and shall install any patches required by the Servicer within a mutually agreed upon timeframe window. The Subservicer shall submit evidence of passing an annual security audit in conformance with and compliance with SSAE 16 certification (or any alternative security standard acceptable to the Servicer, in the Servicer’s sole discretion).

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1 Entire Agreement; Amendments. This Agreement, together with each Program Portfolio Schedule, constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions between the parties with respect to the subject matter hereof. No amendment, modification or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and duly executed and delivered by the Servicer and the Subservicer. Any Amendment to a Program Portfolio Schedule shall only be effective with respect to the Program Portfolio governed by such Program Portfolio Schedule.

Section 10.2 Notices. All communications and notices pursuant hereto must be in writing and sent by mail or national express courier to the party at its address as shown below or at such other address as may be designated by it by notice to the other parties and, if mailed or delivered by express courier, will be deemed given upon receipt at the address (when confirmed by U.S. mail or national express courier) for each party set forth below.

To the Servicer:	Santander Consumer USA Inc. 1601 Elm Street, Suite 800 Dallas, Texas 75201 Attention: Wayne Nightengale, EVP Collections, Loss Recovery

To the Subservicer:	Santander Consumer International Puerto Rico LLC American International Plaza, 7th Floor 250 Munoz Rivera Avenue San Juan, Puerto Rico 00918 Attention: Kimberly Thorndyke, President

Section 10.3 Headings and Cross References. The various headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of any provision of this Agreement.

Section 10.4 Audit Rights. From time to time, during regular business hours and upon reasonable notice, SC, its regulators and/or third party auditor(s) designated by SC, may perform due diligence reviews as well as audits and testing of the Subservicer’s and its subcontractors’ facilities, equipment books and records (electronic or otherwise), operational systems and such other audits as may be necessary to ensure the Subservicer’s and its subcontractors’ compliance with the terms and conditions of this Agreement and applicable regulations and laws. All costs and expenses of such audit shall be borne by SC. For the avoidance of doubt, SCI will pay all costs and expenses incurred in connection with SCI’s own regulatory compliance and financial reporting requirements.

Section 10.5 Governing Law, Submission to Jurisdiction, Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF

THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of Texas, the courts of the United States of America for the Northern District of Texas and appellate courts from any thereof;

(ii) consents that any such action or proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 10.2 of this Agreement;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any Program Portfolio Schedule, or any matter arising hereunder or thereunder.

Section 10.6 Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

Section 10.7 Severability of Provisions; Construction. If any provision of this Agreement is invalid or unenforceable, then, to the extent such invalidity or unenforceability will not deprive any Party of any material benefit intended to be provided by this Agreement, all of the remaining provisions of this Agreement will remain in full force and effect and will be binding upon the Parties hereto. Each of the Parties has participated in the negotiation and drafting hereof. Accordingly, it is understood and agreed that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement.

Section 10.8 No Third-Party Beneficiaries. Each of the Servicer Indemnified Parties and Subservicer Indemnified Parties is an intended third-party beneficiary of this Agreement solely with respect to Section 6.1 and each of them shall have the right to enforce Section 6.1 directly against the Servicer or the Subservicer, as applicable, as if they were a party hereto. Except as otherwise expressly provided in this Agreement, this Agreement does not create, and will not be deemed to create, a relationship among the parties hereto and any third party (including any Obligor or any owner or pledgee of any Program Receivable) in the nature of a third party beneficiary or fiduciary relationship.

Section 10.9 No Waiver; Cumulative Remedies. The provisions of this Agreement may only be waived in writing. No failure or delay on the part of any Party in exercising any power, right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by Applicable Law.

Section 10.10 Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT SHALL THE SERVICER OR THE SUBSERVICER BE LIABLE TO EACH OTHER OR ANY OTHER PERSON OR ENTITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY TYPE OR KIND, INCLUDING LOST PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION OR COVER, EVEN IF THE SERVICER OR THE SUBSERVICER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE SERVICER AND THE SUBSERVICER AND EACH OF THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, DIRECTORS, OFFICERS OR EMPLOYEES OR AGENTS OF ANY OF THEM MAY RELY IN GOOD FAITH ON ANY DOCUMENT OF ANY KIND PRIMA FACIE PROPERLY EXECUTED AND SUBMITTED BY ANY PERSON RESPECTING ANY MATTERS ARISING UNDER THIS AGREEMENT, UNLESS AND TO THE EXTENT THAT ANY OF THEM HAS KNOWLEDGE THAT THE INFORMATION IN ANY SUCH DOCUMENT IS INACCURATE.

Section 10.11 Exhibits; Relationship of the Parties. The relationship of the Parties to this Agreement is that of independent contractors. Neither this Agreement or any Program Portfolio Schedule nor any of the activities contemplated hereby or thereby shall be deemed to create any partnership, joint venture, agency or employer/employee relationship between the Subservicer or its subservicers or subcontractors and SC. The Subservicer, in its capacity as such, has no duties, obligations or responsibilities to SC or any other Person hereunder other than those specifically expressed and set forth in this Agreement and any Program Portfolio Schedule and no implied obligations of the Subservicer shall be read into this Agreement.

[Signatures Follow]

The Parties have caused this Agreement to be executed by their respective duly authorized officers as of the date and year first above written.

SANTANDER CONSUMER USA INC.,
as Servicer

By:	/s/ Izzy Dawood
Name:	Izzy Dawood
Title:	Chief Financial Officer

SANTANDER CONSUMER INTERNATIONAL PUERTO RICO, LLC, as Subservicer

By:	/s/ Troy Miller
Name:	Troy Miller
Title:	President

By:	/s/ Eldridge Burns
Name:	Eldridge Burns
Title:	Director

SCHEDULE I

FORM OF PROGRAM PORTFOLIO SCHEDULE

[Attached.]

SCHEDULE I

FORM OF PROGRAM PORTFOLIO SCHEDULE

This Program Portfolio Schedule, dated as of             ,          (as amended, supplemented or otherwise modified from time to time, (this “Program Portfolio Schedule”), to the Servicing Agreement, dated as of July 15, 2016 (as heretofore amended, restated, supplemented or otherwise modified, the “Servicing Agreement”), is between Santander Consumer USA Inc., an Illinois corporation (“SC”), as servicer (in such capacity, the “Servicer”), and Santander Consumer International Puerto Rico LLC, a Puerto Rico limited liability company (“SCIPR”), as subservicer (in such capacity, the “Subservicer”), with respect to the Program Portfolio identified below.

WHEREAS, the Servicer and the Subservicer have entered into the Servicing Agreement and now desire to designate [each] [an] additional Program Portfolio[s] to be serviced by the Subservicer on behalf of the Servicer pursuant to the terms of the Servicing Agreement and this Program Portfolio Schedule.

NOW, THEREFORE, the parties agree as follows:

Section 1. Servicing Agreement. (a) The Servicer hereby acknowledges and agrees that the Subservicer will act as servicer of [each portfolio of][the] Program Receivables [owned by an SDART Issuing Entity][described on Annex A attached hereto and on any supplement to Annex A delivered after the date hereof as such is amended from time to time][described in the data tape labeled “[                    ]” sent by the Servicer to the Subservicer on the date hereof ([the][each, a] “Program Portfolio”), and the Subservicer hereby agrees to act as servicer of such Program Portfolio to manage, service, collect, enforce, administer and provide the Services from and after [                    ] (the “Program Effective Date”). [“SDART Issuing Entity” means each statutory trust for which Santander Drive Auto Receivables LLC (CIK #0001383094) acts as the depositor and which issues publicly registered asset-backed notes, including, for the avoidance of doubt, each such trust formed after the Program Effective Date.][For the avoidance of doubt, each new Annex A will supersede and replace any and all previously executed and delivered Annex A.] The Subservicer shall perform the Services and act hereunder [using the degree of skill and attention that the Subservicer exercises with respect to all comparable [motor vehicle receivables][motor vehicle leases][describe other type of assets] that it services for itself or others][insert standard of care] [and] that is consistent with its Customary Service Practices. The Subservicer’s duties with respect to each Program Portfolio shall include [managing, servicing, collecting, enforcing and administering under the terms and provisions of the Program Receivables] in connection with each Program Portfolio as required by the Servicing Agreement and this Program Portfolio Schedule and performing the other duties specified therein or herein. Subject to the provisions of Section 3.2 of the Servicing Agreement and its Customary Servicing Practices, the Subservicer shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such Services that it may reasonably deem necessary or desirable.

Sch. I-1

(b) The Subservicer may modify or amend its Customary Servicing Practices applicable to each Program Portfolio from time to time[Insert description of modification and amendment restrictions.]

Section 2. Program Portfolios. Each Program Portfolio has the following characteristics:

(i) Legal Owner of Program Receivables: [    ][See most recently delivered Annex A.]

(ii) Pledgee of Program Receivables: [    ][See most recently delivered Annex A.]

(iii) Type of Receivables: [Motor Vehicle Receivables] [Motor Vehicle Leases] [Describe other type of Assets]

(iv) Agreement pursuant to which SC, as Servicer services the Program Receivables: [    ] [See most recently delivered Annex A.]

(v) The Program Receivables [are] [are not] Regulation AB Receivables. [See most recently delivered Annex A.]

(vi) Program Portfolio Transaction Documents: Agreement described in clause (iv) above and [    ].

Section 3. Collection of Program Receivables.

(a) [The Subservicer is hereby authorized to grant extensions, rebates, deferrals, amendments, modifications, temporary reductions in payments or adjustments with respect to the Program Receivables in accordance with its Customary Servicing Practices][Insert any applicable restrictions on extensions, rebates deferrals, amendments, modifications, temporary reductions or adjustments].

(b) [The Subservicer is authorized in accordance with its Customary Servicing Practices to waive any late payment charge or other fee that may be collected in the ordinary course of servicing a receivable][Insert any applicable restrictions on waivers].

(c) [Insert description of any special servicing restrictions or requirements.]

Section 4. Statements to Servicer. The Subservicer shall deliver to the Servicer a Servicer Report for each Program Portfolio in the form and for the time periods reasonably requested by the Servicer from time to time.

Section 5. Counterparts. This Program Portfolio Schedule may be executed in two or more counterparts and by different parties on separate counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

Section 6. GOVERNING LAW. THIS PROGRAM PORTFOLIO SCHEDULE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT

Sch. I-2

REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Sch. I-3

IN WITNESS WHEREOF, the parties hereto have caused this Program Portfolio Schedule to be duly executed by their respective officers duly authorized as of the day and year first above written.

SANTANDER CONSUMER USA INC., as Servicer

By:
Name:
Title:

SANTANDER CONSUMER INTERNATIONAL PUERTO RICO LLC, as Subservicer

By:
Name:
Title:

By:
Name:
Title:

Sch. I-4

[Annex A

Reference is hereby made to that Program Portfolio Schedule dated as of [            ], 2016 (the “Program Portfolio Schedule”), between Santander Consumer USA Inc., as Servicer, and Santander Consumer International Puerto Rico LLC, as Subservicer. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Program Portfolio Schedule or Annex A to the Servicing Agreement referenced therein.

Effective as of [            ], 2016, the following shall constitute the Program Portfolios to be serviced pursuant to the Program Portfolio Schedule:

Legal Owner of Program Receivables	Pledgee of Program Receivables	Regulation AB Receivables (yes or no?)	Program Servicing Agreement

Annex A-1

The parties have caused this Annex A to be executed by their respective duly authorized officers as of this [    ] day of [            ], 2016.

SANTANDER CONSUMER USA INC., as Servicer

By:
Name:
Title:

SANTANDER CONSUMER INTERNATIONAL PUERTO RICO LLC, as Subservicer

By:
Name:
Title:

By:
Name:
Title:]

Annex A-2

EXHIBIT A

FORM OF SERVICING FEE RATE SCHEDULE

Reference is hereby made to that Servicing Agreement dated as of July 15, 2016 (the “Servicing Agreement”), between Santander Consumer USA Inc., as Servicer, and Santander Consumer International Puerto Rico LLC, as Subservicer. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Annex A to the Servicing Agreement.

Effective as of the first day of the Collection Period beginning [            ], 2016, the following servicing fee rates shall apply:

Current Servicing Fee Rate	[ ]% per annum

First Level Servicing Fee Rate	[ ]% per annum

Second Level Servicing Fee Rate	[ ]% per annum

The parties have caused this Schedule to be executed by their respective duly authorized officers as of this      day of             , 2016.

SANTANDER CONSUMER USA INC.,
as Servicer

By:
Name:
Title:

SANTANDER CONSUMER INTERNATIONAL PUERTO RICO, LLC, as Subservicer

By:
Name:
Title:

By:
Name:
Title:

ANNEX A

TO

SERVICING AGREEMENT

DEFINITIONS AND USAGE

(a) The following rules of construction and usage are applicable to the Servicing Agreement and each Program Portfolio Schedule. As used in the Servicing Agreement and each Program Portfolio Schedule, as applicable, and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined therein or in any such certificate or other document, and accounting terms partly defined therein or in any such certificate or other document, to the extent not defined therein, have the respective meanings given to them under GAAP as in effect in the United States on the date of such certificate or other document. To the extent that the definitions of accounting terms therein or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained therein or in any such certificate or other document control.

(b) The words “hereof,” “herein,” “hereunder” and words of similar import when used in the Servicing Agreement or a Program Portfolio Schedule, as applicable, refer to the Servicing Agreement or the applicable Program Portfolio Schedule, as applicable, as a whole and not to any particular provision or subdivision thereof. References in the Servicing Agreement, as applicable, to “Article,” “Section” or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to the Servicing Agreement or the applicable Program Portfolio Schedule, as applicable. The term “including” or “includes” means “including without limitation.”

(c) The definitions contained in this Annex A are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(d) Any agreement, instrument or Applicable Law defined or referred to below means such agreement, instrument or Applicable Law as from time to time amended, restated, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

(e) The following words and phrases, unless the context otherwise requires, have the following meanings:

“Active” means, a designation on Subservicer’s or Servicer’s system that indicates that a serviced asset is not charged-off.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” will have meanings correlative to the foregoing.

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“Ancillary Fees” means any fees assessed against the Obligor in connection with the administration of the Obligor’s account, including phone pay/convenience fees (such as one-time ACH, Western Union, Quick Collect, MoneyGram, Speed Pay, VRU Pay, and Internet Pay fees), late fees, non-sufficient funds fees, and extension fees (when allowed by the contract with respect to a Program Receivable).

“Applicable Law” means, with respect to any Person, all statutes, rules and regulations, interpretations and orders of any Governmental Authority applicable to such Person (and not as the result of the status or identity of any other Person), and all orders and decrees of all courts and arbitrators in proceedings or actions in which such Person or its property is a party or to which such Person or its property is subject, including applicable federal, state and local laws and regulations thereunder and any interpretation, implementation or application by a Governmental Authority of any of the foregoing.

“Business Day” means any day other than (i) a Saturday, (ii) a Sunday, (iii) a day on which banking institutions in Dallas, Texas are authorized or obligated by law, executive order or governmental decree to remain closed.

“Claim” means, with respect to any event or circumstance, any and all costs, expenses, losses, damages, allegations, investigations, claims, obligations, suits, proceedings, liabilities, settlements and taxes, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any federal or other income taxes arising out of any distributions to the Subservicer hereunder), including reasonable external legal fees and expenses, related to such event or circumstance.

“Class Code” means a code on the Subservicer’s or Servicer’s system that indicates that a serviced asset is in a special servicing sub-category of Status Code, such as (without limitation): Chapter 13, Chapter 7, Chapter 13 Paying, Chapter 7 Paying, Abandon, Assigned to Attorney, Bankruptcy Deficiency, Credit Bureau Dispute, Cease and Desist, Demand Call, Dealer Not Funded, Dealer Unwind, Garnishment, Government Seizure, Impound, Insurance Deficiency, Involuntary Surrender, Lien Loss, Non Collateralized, Redemption Pending, Skip, Small Balance, Sailors and Soldiers, Stolen or Voluntary Surrender (each as defined by the Subservicer or Servicer, as applicable).

“Collection Period” means the period from and including the first day of a calendar month to and including the last day of such calendar month (or, in the case of the initial Collection Period, the period commencing on the close of business on the Effective Date and ending on July 31, 2016).

“Commission” means the U.S. Securities and Exchange Commission.

“Confidential Information” means (i) any trade secrets, business information or other information relating to the Disclosing Party’s product plans, assets, procedures, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research development, know-how or any other information that a reasonable person would typically

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consider proprietary and confidential; (ii) any information that the Disclosing Party explicitly identifies in writing as being proprietary or confidential; (iii) the existence, terms and provisions of the Servicing Agreement or any Program Portfolio Schedule (including the parties and the nature of the transactions); (iv) any information designated as protected by the Gramm-Leach-Bliley Act and its applicable regulations promulgated thereunder and any amendments thereto; and (v) with respect to SC, in any capacity, the Obligor Data, the Servicer Data and any other information contained in the Contract Files, that, in each case, a party (“Disclosing Party”) discloses in writing, orally, visually or by other medium to the other party (“Recipient”) or to which Recipient obtains access from the Disclosing Party in connection with the transactions contemplated hereby. “Confidential Information” shall not include information that: (i) is or becomes generally known or available to the public by publication, commercial use or otherwise through no fault of the Recipient; (ii) is independently developed or learned by the Recipient without use of or reference to the Disclosing Party’s Confidential Information; (iii) is at any time lawfully obtained by the Recipient from a third party that has the right to make such disclosure; (iv) is at any time made generally available by the Disclosing Party without restriction on disclosure; or (v) is approved for disclosure by the Disclosing Party pursuant to the Servicing Agreement or the related Program Portfolio Schedule.

“Consumer Protected Information” means any information regarding an Obligor designated as protected by the Gramm-Leach-Bliley Act and its applicable regulations promulgated thereunder and any amendments thereto.

“Contract File” means, with respect to any Program Portfolio and unless otherwise specified in the related Program Portfolio Schedule, the documents and instruments held by the Servicer as custodian in connection with such Program Portfolio, which may be held in tangible paper form or electronic form and which may include the fully executed original, electronically authenticated original or authoritative copy of the contract underlying each Program Receivable, amendments to the contracts underlying each Program Receivable and the original certificate of title related to each Program Receivable.

“Current Balance” means, with respect to any Collection Period, an amount equal to the sum of the aggregate Outstanding Principal Balance of all Program Loans that are not delinquent as of the first day of such Collection Period plus the aggregate Outstanding Lease Balance of all Program Leases that are not delinquent as of the first day of such Collection Period.

“Current Servicing Fee Rate” means the per annum percentage set forth on the most recent Servicing Fee Schedule as the “Current Servicing Fee Rate”.

“Customary Servicing Practices” means, with respect to any Program Portfolio and unless otherwise specified in the related Program Portfolio Schedule, the customary servicing practices of the Subservicer with respect to all comparable consumer and commercial motor vehicle receivables and leases, including automobile retail installment sales contracts and automobile leases, recreational vehicle and marine receivables and other financial receivables, that the Subservicer services for itself and others, as such customary servicing practices may be amended in accordance with Section 3.2(b).

“Definitions Annex” is this Annex A.

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“Designated Servicer Systems” has the meaning set forth in Section 9.1.

“Disclosing Party” has the meaning set forth in the definition of Confidential Information.

“Disaster Recovery Plan” has the meaning set forth in Section 9.3.

“Disaster Recovery Site” has the meaning set forth in Section 9.3.

“Dollars” and the sign “$” mean lawful currency of the United States.

“Effective Date” means July 15, 2016.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fee Advisor” has the meaning set forth in Section 4.2(b).

“First Level DPD Balance” means, with respect to any Collection Period, an amount equal to the sum of the aggregate Outstanding Principal Balance of all Program Loans that are delinquent at least one day but not more than 30 days as of the first day of such Collection Period plus the aggregate Outstanding Lease Balance of all Program Leases that are delinquent at least one day but not more than 30 days as of the first day of such Collection Period.

“First Level Servicing Fee Rate” means the per annum percentage set forth on the most recent Servicing Fee Schedule as the “First Level Servicing Fee Rate”.

“Form 10-D Disclosure Item” means (a) any legal proceedings pending against the Subservicer or of which any property of the Subservicer is then subject or (b) any proceedings known to be contemplated by governmental authorities against the Subservicer or of which any property of the Subservicer would be subject, in each case that would be material to the investors in an asset-backed securities transaction involving Program Receivables.

“GAAP” means generally accepted accounting principles.

“Governmental Authority” means any (a) Federal, state, municipal, foreign or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court or judicial authority.

“Indemnified Party” means a Servicer Indemnified Party or a Subservicer Indemnified Party, as applicable.

“Indemnifying Party” means the Servicer or the Subservicer, as applicable.

“Intellectual Property” means (i) all unique inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, corporate names, internet domain names, URLs

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and internet addresses, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all computer software (including data and related documentation), (v) all copies and tangible embodiments of any of the foregoing (in whatever form or medium) and (vi) all worldwide rights in or to any of the foregoing. For the avoidance of doubt, Designated Servicer Systems shall be deemed “Intellectual Property”.

“Monthly Invoice” is defined in Section 4.3(b) of the Servicing Agreement.

“Obligor” means any Person who owes or may be liable for payments under the related Program Receivables, whether pursuant to a guaranty or otherwise.

“Obligor Data” means, with respect to the Program Receivables, any information in the Contract File regarding the Obligor or the finance transaction, including the Obligor’s name, addresses, type of vehicle purchased, vehicle purchase location, type of financing, and any other information contained in or derived from the related Contract Files that could reasonably be used to market vehicles or vehicle financings to Obligors, including all Consumer Protected Information.

“Open” means, a designation on Subservicer’s or Servicer’s system that indicates that a serviced asset is not closed.

“Outstanding Lease Balance” means, as of any date of determination for any Program Lease which is a Performing Lease, the original net capitalized cost of such Program Lease as of the date of origination minus the depreciation portion of all monthly lease payments received from or on behalf of the related Obligor since the date of origination of such Program Lease.

“Outstanding Principal Balance” means, as of any date of determination for any Program Loan which is a Performing Loan, the outstanding principal balance of such Program Loan as of such date of determination.

“Party” means the Servicer and the Subservicer.

“Performing Lease” means, as of any date of determination, a Program Receivable that (a) is not more than 60 days past due as of the close of business on such date; (b) is Open; (c) is Active; (d) has a blank Status Code; and (e) has a blank Class Code.

“Performing Loan” means, as of any date of determination, a Program Receivable that (a) is not more than 60 days past due as of the close of business on such date; (b) is Open; (c) is Active; (d) has a blank Status Code; and (e) has a blank Class Code.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

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“Program Collections” means all amounts or other payments (including in the form of checks, notes, wire transfers, cash or other instruments) collected or otherwise received by the Subservicer from whatever source on or with respect to the Program Receivables (including, without limitation, Ancillary Fees).

“Program Lease” means any Program Receivable which is a lease.

“Program Loan” means any Program Receivable which is a loan, a retail installment sale contract or an installment loan contract.

“Program Portfolio” means a portfolio of assets consisting of, or to consist of, consumer and commercial motor vehicle receivables and leases, including automobile retail installment sales contracts, automobile leases or other financial receivables subject to the Servicing Agreement and described in a Program Portfolio Schedule.

“Program Portfolio Schedule” means a program portfolio schedule to the Servicing Agreement, substantially in the form of Schedule I or such other form as mutually agreed by the parties, entered into from time to time between the Servicer and the Subservicer with respect to a Program Portfolio.

“Program Receivable” with respect to any Program Portfolio, has the meaning set forth in the related Program Portfolio Schedule.

“Program Receivable Transaction Document” means, with respect to any Program Portfolio, has the meaning set forth in the related Program Portfolio Schedule.

“Recipient” has the meaning set forth in the definition of Confidential Information.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB) 17 C.F.R. §229.1100-229.1125, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8818.70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

“Regulation AB Receivables” means any Program Receivables designated as “Regulation AB Receivables” pursuant to the related Program Portfolio Schedule.

“Reimbursables” means, with respect to any Program Receivable, payments allocable to sales, use or similar taxes and payments allocable to fines for parking violations or tolls incurred by any Obligor but assessed to the owner of a leased vehicle.

“Representatives” means (a) the Affiliates of the Recipient; (b) the directors, employees and officers of the Recipient and its Affiliates, (c) the Recipient’s and its Affiliates’ independent contractors at any level, agents and consultants, provided that all such persons are subject to a written confidentiality agreement or standing legal obligation to maintain the confidentiality of the applicable Confidential Information that is not materially less restrictive than the provisions of Section 8.1 of the Servicing Agreement.

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“SC” has the meaning set forth in the first paragraph of the Servicing Agreement.

“SCI” has the meaning set forth in the first paragraph of the Servicing Agreement.

“Second Level DPD Balance” means, with respect to any Collection Period, an amount equal to the sum of the aggregate Outstanding Principal Balance of all Program Loans that are delinquent more than 30 days but less than 61 days as of the first day of such Collection Period plus the aggregate Outstanding Lease Balance of all Program Leases that are delinquent more than 30 days but less than 61 days as of the first day of such Collection Period.

“Second Level Servicing Fee Rate” means the per annum percentage set forth on the most recent Servicing Fee Schedule as the “Second Level Servicing Fee Rate”.

“Servicer” means SC as the servicer of the Program Receivables.

“Servicer Account” is defined in Section 4.1 of the Servicing Agreement.

“Servicer Data” means with respect to the Program Receivables, all intellectual property of Servicer created or used in connection with the servicing of the Program Receivables, including proprietary servicing methods and all delinquency, loss and performance data received or produced by the Servicer with respect to the servicing of the Program Receivables.

“Servicer Direction” is defined in Section 3.5 of the Servicing Agreement.

“Servicer Indemnified Parties” means the Subservicer and its Affiliates and their respective officers, directors, employees and agents.

“Servicer Report” is defined in Section 4.3(a) of the Servicing Agreement.

“Services” is defined in Section 3.1(a) of the Servicing Agreement.

“Servicing Agreement” means this Servicing Agreement, dated as of July 15, 2016, between the Subservicer and the Servicer, as amended, supplemented or otherwise modified from time to time.

“Servicing Fee” means, with respect to any Collection Period, an amount equal to the sum of (a) the product of (i) the Current Balance for such Collection Period, (ii) the Current Servicing Fee Rate and (iii) 1/12, (b) the product of (i) the First Level DPD Balance, (ii) the First Level Servicing Fee Rate and (iii) 1/12 and (c) the product of (i) the Second Level DPD Balance, (ii) the Second Level Servicing Fee Rate and (iii) 1/12.

“Servicing Fee Schedule” means the schedule of servicing fee rates in the form set forth as Exhibit A, as such schedule may be revised from time to time in accordance with Section 4.2.

“Servicing Trigger” shall apply with respect to any Program Receivable as of any date of determination if such Program Receivable is not a Performing Loan or Performing Lease, as applicable, as of the close of business on such date.

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“SLAs” is defined in Section 3.1(a) of the Servicing Agreement.

“Status Code” means a code on the Subservicer’s or Servicer’s system that indicates that a serviced asset is in a special servicing category such as (without limitation): Open, Assigned for Repo, Bankruptcy, Deficiency, Insurance, Post Charge-off, Repossessed, Unwind or Uncollectible (each as defined by the Subservicer or Servicer, as applicable).

“Subservicer” means SCI as the Subservicer of the Program Receivables.

“Subservicer Indemnified Parties” means the Servicer and its Affiliates and their respective officers, directors, employees, counsel and other agents.

“Termination Period” is defined in Section 7.2 of the Servicing Agreement.

“United States” means any of the 50 states or commonwealths of the United States of America, the District of Columbia or any territory or possession of the United States of America.

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